ARTICLES SUPPLEMENTARY

                  DREYFUS CASH MANAGEMENT PLUS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by thirty billion (30,000,000,000) shares, of which said thirty billion (30,000,000,000) shares shall be classified as Institutional Shares of Common Stock of the Corporation, all of such shares of Common Stock having a par value of $0.001 per share, with an aggregate par value of thirty million dollars ($30,000,000).

                  SECOND: The shares of each class of Common Stock classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH, Section (5) of the Corporation's Charter and shall be subject to all the provisions of the Corporation's Charter relating to stock of the Corporation generally.

                  THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue sixty billion (60,000,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one-tenth of one cent ($0.001) each, and an aggregate par value of sixty million dollars ($60,000,000), classified as follows:

Class of Shares                                              Shares Authorized
---------------                                              -----------------
Institutional Shares                                           30,000,000,000
Investor Shares                                                10,000,000,000
Administrative Shares                                          10,000,000,000
PARTICIPANT SHARES                                             10,000,000,000
                                                               --------------
        Total                                                  60,000,000,000

                  FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is ninety billion (90,000,000,000) shares, all of which are shares of Common Stock, with a par value of one-tenth of one cent ($0.001) per share, having an aggregate par value of ninety million dollars ($90,000,000), classified as follows:

Class of Shares                                              Shares Authorized
---------------                                              -----------------
Institutional Shares                                           60,000,000,000
Investor Shares                                                10,000,000,000
Administrative Shares                                          10,000,000,000
PARTICIPANT SHARES                                             10,000,000,000
                                                               --------------
        Total                                                  90,000,000,000

                  FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

                  SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

                  The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles are true in all material respects and that this statement is made under penalties of perjury.

                  IN WITNESS WHEREOF, Dreyfus Cash Management Plus, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on November 26, 2001.

                                DREYFUS CASH MANAGEMENT PLUS, INC.


                                BY:/s/Mark N. Jacobs, Vice President
                                   ---------------------------------
                                      Mark N. Jacobs, Vice President

WITNESS:

/s/John Hammalian
-----------------------------
John B. Hammalian, Secretary